Exhibit 99.1

News Release

PLUG POWER ENHANCES LEADERSHIP TEAM TO SUPPORT GROWTH STRATEGY

New Members of Senior Management and Board of Directors Will Bring Unique Skill Sets and Expertise

LATHAM, NY – October 29, 2013 – Plug Power Inc. (NASDAQ: PLUG), a leader in providing clean, reliable energy solutions, today announced additions to its board of directors and senior management team to support its ongoing growth strategy, as the company moves toward expansion of its hydrogen fuel cell business both in its core material handling market and in adjacent markets.

Mr. Xavier Pontone, Managing Director of Air Liquide Advanced Business, joins Plug Power as a director on the board of directors, and brings with him a wide range of operations and new business development experience. Pontone currently leads a team that develops new growth opportunities for the Air Liquide group, with a focus on hydrogen mobility, biogas, and energy transition. Pontone also sits on the board of directors of HyPulsion, the company’s joint venture with Plug Power, and is very active in expanding the market opportunity for hydrogen-powered material handling vehicles throughout Europe. Pontone previously served as Manager of Operations Control Center of Air Liquide Industries, where he managed operations of 12 large industrial gas (O2, N2, H2 and CO) product networks.

Also joining the board of directors is Dr. Gregory Kenausis, Founding Partner and Chief Investment Officer at Grand Haven Capital AG. Dr. Kenausis brings a wealth of investment, technology and business development experience to Plug Power. Based in Zurich, Switzerland, Dr. Kenausis has extensive responsibilities, from business concept development to financial model construction to investment decision-making. He holds multiple patents and has been published in several distinguished research publications. Dr. Kenausis holds a Ph.D. in Chemical Engineering from the University of Texas at Austin.

“Mr. Pontone and Dr. Kenausis bring a unique set of capabilities to the board of directors,” said George McNamee, Chairman of the Plug Power Board. “These skills will become critical to Plug Power’s execution of our operational strategy as our business opportunities expand.”

The company also added Mr. Keith Schmid to the management team as Chief Operating Officer. Schmid has more than 20 years of global experience in industrial business-to-business technology markets, holding positions in product design, engineering, marketing, and manufacturing. He has a successful track record in driving growth through new product development, market entry, geographic expansion and acquisition.

As inducement to accept the company’s offer of employment, the company approved an option grant to Mr. Schmid.  The option grant is for the purchase of an aggregate of 400,000 shares of common stock of Plug Power at a per share price of $0.57, has a term of 10 years and is subject to a 3 year vesting schedule, with one third of the shares vesting on each of the first, second and third anniversary of October 23, 2013.  The board of directors and the compensation committee of the board of directors each approved the option grant on October 23, 2013.

Schmid was general manager for Exide Industrial Energy-Americas where he managed commercial activities for a $250 million division consisting of two business units – motive power and network power. Specific to motive power operations, Schmid engineered a successful turnaround of the unit, restoring profitability, establishing strong market growth, and delivering an industry-leading product line.

Schmid served as President and CEO for Power Distribution Inc., where he led the growth of the business from approximately $40 million to $125 million, annually, based on a strategic vision to diversify the business through markets and geography. Schmid also worked as CEO of Boston-Power Inc., where he transitioned the company into a provider of large format lithium ion battery solutions for the electric vehicle and utility storage markets. Here, Schmid successfully broke through to European and Asian vehicle manufacturers with prototype systems and demo fleets. Most importantly, Schmid completed fundraising efforts to ensure a near-term future for Boston-Power Inc.

“I have had the privilege of working with Keith over the past 20 years,” said Andy Marsh, CEO at Plug Power. “Based on his breadth of experience, extensive knowledge, and proven results successfully growing a business, I’ve added Keith to the team as we focus on scaling the organization.”

Leaving his post as Chief Technology Officer, Mr. Adrian Corless has taken a new position as CEO of Carbon Engineering, Calgary. Marsh commented, “I’d like to thank Adrian for his contributions to Plug Power and the fuel cell industry. We all know that he will have great success in the future.”

About Plug Power Inc.
The architects of modern fuel cell technology, Plug Power is revolutionizing the industry with cost-effective power solutions that increase productivity, lower operating costs and reduce carbon footprints. Long-standing relationships with industry leaders forged the path for Plug Power’s key accounts, including Walmart, Sysco, P&G and Mercedes. With more than 4,000 GenDrive units deployed to material handling customers, accumulating over 12 million hours of runtime, Plug Power manufactures tomorrow’s incumbent power solutions today. Additional information about Plug Power is available at www.plugpower.com.

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Plug Power Inc. Safe Harbor Statement
This communication contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability, the risk that we expect we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that we do not have enough cash to fund our operations to profitability and if we are unable to secure additional capital, we may need to reduce and/or cease our operations; the risk that a "going concern” opinion from our auditors, KPMG LLP, could impair our ability to finance its operations through the sale of equity, incurring debt, or other financing alternatives; the recent restructuring plan we adopted may adversely impact management’s ability to meet financial reporting requirements; our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue; the risk that pending orders may not convert to purchase orders; the risk that our continued failure to comply with NASDAQ’s listing standards may result in our common stock being delisted from the NASDAQ stock market, which may severely limit our ability to raise additional capital; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our GenDrive systems; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to improve system reliability for our GenDrive systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; and other risks and uncertainties discussed under “Item IA—Risk Factors” in Plug Power’s annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission (“SEC”) on April 1, 2013 and as amended on April 30, 2013 and the reports Plug Power filed from time to time with the SEC. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this communication.

North American Press Contact

The David James Agency LLC

David Rodewald / Karen Freedman

+1 805 494-9508

plugpower@davidjamesagency.com